Exhibit 10.41
AMENDMENT TO THE
TOLLGRADE COMMUNICATIONS, INC.
1998 EMPLOYEE INCENTIVE COMPENSATION PLAN
     WHEREAS, Tollgrade Communications, Inc. (the “Company”) sponsors the Tollgrade Communications, Inc. 1998 Employee Incentive Compensation Plan (the “Plan”);
     WHEREAS, pursuant to Section 14.1 of the Plan, the board of directors of the Company has the authority to amend the Plan; and
     WHEREAS, the Company wishes to amend the Plan to reflect the provisions of Section 409A of the Internal Revenue Code of 1986, as amended.
     NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2005 as follows:
1.      Section 8.6 is deleted in its entirety and reserved.
2.      Section 9.4 is amended in its entirety to read as follows:
9.4	Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum within 2 1/2 months following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.
3.      Article 11 is deleted in its entirety and reserved.
     IN WITNESS WHEREOF, the Company’s duly authorized officer has caused this Amendment to be executed this 13th day of December, 2007.

TOLLGRADE COMMUNICATIONS, INC.
By:	/s/ Sara M. Antol
Title:	General Counsel and Secretary